CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Westside Energy Corporation
   Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form SB-2 our report dated March 15, 2006 included herein, relating to the financial statements as of December 31, 2005 and for each of the two years then ended.




Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 25, 2006